Exhibit 20

Subsidiary Guarantees of Debt

The company’s senior notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of October 3, 2004, and December 31, 2003 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	October 3, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$30.5	$0.9	$36.4	$--	$67.8
Receivables, net	1.6	140.4	375.5	--	517.5
Inventories, net	--	380.0	197.2	--	577.2
Deferred taxes and prepaid expenses	277.7	174.7	15.6	(402.0)	66.0

Total current assets	309.8	696.0	624.7	(402.0)	1,228.5

Property, plant and equipment, at cost	35.4	1,902.8	901.8	--	2,840.0
Accumulated depreciation	(13.8)	(1,128.8)	(259.8)	--	(1,402.4)

	21.6	774.0	642.0	--	1,437.6

Investments in subsidiaries	2,091.2	515.7	9.8	(2,616.7)	--
Investments in affiliates	4.2	31.8	63.6	--	99.6
Goodwill	--	339.3	984.6	--	1,323.9
Intangibles and other assets, net	67.9	96.7	97.7	--	262.3

Total Assets	$2,494.7	$2,453.5	$2,422.4	$(3,018.7)	$4,351.9

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt and current portion	$1.8	$6.4	$115.8	$--	$124.0
of long-term debt
Accounts payable	(13.3)	292.8	189.3	--	468.8
Accrued employee costs	20.0	137.4	34.2	--	191.6
Income taxes payable	--	449.4	64.2	(402.0)	111.6
Other current liabilities	34.0	24.1	62.9	--	121.0

Total current liabilities	42.5	910.1	466.4	(402.0)	1,017.0
Long-term debt	1,055.1	22.7	421.6	--	1,499.4
Intercompany borrowings	287.3	218.3	193.3	(698.9)	--
Employee benefit obligations	136.9	152.9	422.7	--	712.5
Deferred taxes and other liabilities	(21.2)	34.2	109.7	--	122.7

Total liabilities	1,500.6	1,338.2	1,613.7	(1,100.9)	3,351.6

Contingencies
Minority interests	--	--	6.2	--	6.2

Shareholders' equity:
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders' equity	--	--	179.6	(179.6)	--

Common stock	587.4	726.1	681.1	(1,407.2)	587.4
Retained earnings (deficit)	960.3	507.9	(147.3)	(360.6)	960.3
Accumulated other comprehensive earnings (loss)	1.7	(118.7)	89.1	29.6	1.7
Treasury stock, at cost	(555.3)	--	--	--	(555.3)

Common shareholders' equity	994.1	1,115.3	622.9	(1,738.2)	994.1

Total shareholders' equity	994.1	1,115.3	802.5	(1,917.8)	994.1

Total Liabilities and Shareholders'
Equity	$2,494.7	$2,453.5	$2,422.4	$(3,018.7)	$4,351.9

	CONSOLIDATED BALANCE SHEET
	December 31, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$8.8	$0.9	$26.8	$--	$36.5
Accounts receivable, net	1.2	107.4	141.5	--	250.1
Inventories, net	--	363.7	182.5	--	546.2
Deferred taxes and prepaid expenses	(22.2)	446.2	16.9	(350.2)	90.7

Total current assets	(12.2)	918.2	367.7	(350.2)	923.5

Property, plant and equipment, at cost	36.5	1,836.5	863.9	--	2,736.9
Accumulated depreciation	(16.0)	(1,048.4)	(201.4)	--	(1,265.8)

	20.5	788.1	662.5	--	1,471.1

Investments in subsidiaries	1,855.8	511.2	8.5	(2,375.5)	--
Investments in affiliates	4.3	28.6	59.9	--	92.8
Goodwill	--	339.7	997.2	--	1,336.9
Intangibles and other assets, net	37.9	104.1	103.3	--	245.3

Total Assets	$1,906.3	$2,689.9	$2,199.1	$(2,725.7)	$4,069.6

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt and current portion
of long-term debt	$1.9	$4.5	$101.2	$--	$107.6
Accounts payable	11.1	178.0	160.6	--	349.7
Accrued employee costs	15.7	134.5	30.4	--	180.6
Income taxes payable	--	379.9	45.3	(350.2)	75.0
Other current liabilities	44.4	26.6	77.2	--	148.2

Total current liabilities	73.1	723.5	414.7	(350.2)	861.1
Long-term debt	1,056.9	11.5	510.9	--	1,579.3
Intercompany borrowings	147.7	515.0	36.2	(698.9)	--
Employee benefit obligations	120.6	152.3	428.8	--	701.7
Deferred taxes and other liabilities	(299.8)	298.3	115.0	--	113.5

Total liabilities	1,098.5	1,700.6	1,505.6	(1,049.1)	3,255.6

Contingencies
Minority interests	--	--	6.2	--	6.2

Shareholders' equity
Convertible preferred stock	--	--	179.6	(179.6)	--

Preferred shareholders' equity	--	--	179.6	(179.6)	--

Common stock	567.3	726.0	687.6	(1,413.6)	567.3
Retained earnings (deficit)	748.8	380.4	(263.8)	(116.6)	748.8
Accumulated other comprehensive earnings (loss)	(1.4)	(117.1)	83.9	33.2	(1.4)
Treasury stock, at cost	(506.9)	--	--	--	(506.9)

Common shareholders' equity	807.8	989.3	507.7	(1,497.0)	807.8

Total shareholders' equity	807.8	989.3	687.3	(1,676.6)	807.8

Total Liabilities and Shareholders'
Equity	$1,906.3	$2,689.9	$2,199.1	$(2,725.7)	$4,069.6

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended October 3, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,144.4	$419.2	$(84.9)	$1,478.7
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	966.4	314.9	(84.9)	1,196.4
Depreciation and amortization	0.5	33.2	23.0	--	56.7
Business consolidation gains	--	(0.7)	(6.0)	--	(6.7)
Selling and administrative	10.2	39.0	13.8	--	63.0
Interest expense	0.8	14.7	10.2	--	25.7
Equity in results of subsidiaries	(101.1)	--	--	101.1	--
Corporate allocations	(17.9)	16.1	1.8	--	--

	(107.5)	1,068.7	357.7	16.2	1,335.1

Earnings (loss) before taxes	107.5	75.7	61.5	(101.1)	143.6
Tax provision	(5.8)	(27.6)	(12.9)	--	(46.3)
Minority interests	--	--	(0.3)	--	(0.3)
Equity in results of affiliates	--	1.4	3.3	--	4.7

Net earnings (loss)	$101.7	$49.5	$51.6	$(101.1)	$101.7

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended September 28, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$1,032.9	$414.2	$(87.8)	$1,359.3
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	879.9	312.9	(87.8)	1,105.0
Depreciation and amortization	0.7	32.7	16.5	--	49.9
Business consolidation gains	--	(0.2)	(3.3)	--	(3.5)
Selling and administrative	8.9	34.9	20.8	--	64.6
Interest expense	29.1	6.4	10.6	--	46.1
Equity in results of subsidiaries	(82.6)	--	--	82.6	--
Corporate allocations	(17.3)	15.9	1.4	--	--

	(61.2)	969.6	358.9	(5.2)	1,262.1

Earnings (loss) before taxes	61.2	63.3	55.3	(82.6)	97.2
Tax provision	7.6	(23.4)	(13.3)	--	(29.1)
Minority interests	--	--	(0.2)	--	(0.2)
Equity in results of affiliates	--	0.3	0.6	--	0.9

Net earnings (loss)	$68.8	$40.2	$42.4	$(82.6)	$68.8

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Nine Months Ended October 3, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$3,207.7	$1,171.7	$(202.0)	$4,177.4
Costs and expenses
Cost of sales (excluding
depreciation and amortization)	--	2,715.0	889.4	(202.0)	3,402.4
Depreciation and amortization	1.8	98.8	62.1	--	162.7
Business consolidation gains	--	(0.7)	(6.0)	--	(6.7)
Selling and administrative	30.7	114.9	56.2	--	201.8
Interest expense	6.9	40.8	31.3	--	79.0
Equity in results of subsidiaries	(236.4)	--	--	236.4	--
Corporate allocations	(49.6)	44.3	5.3	--	--

	(246.6)	3,013.1	1,038.3	34.4	3,839.2

Earnings (loss) before taxes	246.6	194.6	133.4	(236.4)	338.2
Tax provision	(7.4)	(71.4)	(29.8)	--	(108.6)
Minority interests	--	--	(0.8)	--	(0.8)
Equity in results of affiliates	--	3.1	7.3	--	10.4

Net earnings (loss)	$239.2	$126.3	$110.1	$(236.4)	$239.2

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Nine Months Ended September 28, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$--	$2,907.4	$1,076.5	$(200.4)	$3,783.5
Costs and expenses
Cost of sales (excluding depreciation
and amortization)	--	2,470.2	824.3	(200.4)	3,094.1
Depreciation and amortization	1.8	97.3	52.2	--	151.3
Business consolidation costs (gains)	--	1.7	(3.8)	--	(2.1)
Selling and administrative	22.2	98.5	61.1	--	181.8
Interest expense	49.4	27.6	34.5	--	111.5
Equity in net results of subsidiaries	(190.6)	--	--	190.6	--
Corporate allocations	(45.8)	41.4	4.4	--	--

	(163.0)	2,736.7	972.7	(9.8)	3,536.6

Earnings (loss) before taxes	163.0	170.7	103.8	(190.6)	246.9
Provision for taxes	11.6	(63.0)	(26.9)	--	(78.3)
Minority interests	--	--	(0.7)	--	(0.7)
Equity in net results of affiliates	--	1.0	5.7	--	6.7

Net earnings (loss)	$174.6	$108.7	$81.9	$(190.6)	$174.6

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Nine Months Ended October 3, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments		Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$239.2	$126.3	$110.1	$(236.	4)	$239.2
Adjustments to reconcile net earnings
to net cash provided by (used in)
operating activities:
Depreciation and amortization	1.8	98.8	62.1	--		162.7
Deferred taxes	15.8	14.7	(0.6)	--		29.9
Equity in results of subsidiaries	(236.4)	--	--	236.4		--
Other, net	9.6	(26.1)	(13.8)	--		(30.3)
Changes in working capital
components, excluding effects of acquisitions	(65.9)	161.3	(205.1)	--		(109.7)

Net cash provided by (used in)
operating activities	(35.9)	375.0	(47.3)	--		291.8

Cash flows from investing activities
Additions to property, plant and equipment	(3.7)	(60.9)	(35.3)	--		(99.9)
Business acquisition, net of cash acquired	--	(30.0)	--	--		(30.0)
Investments in and advances to affiliates	143.7	(299.8)	156.1	--		--
Other, net	(9.7)	3.7	5.0	--		(1.0)

Net cash provided by (used in)
investing activities	130.3	(387.0)	125.8	--		(130.9)

Cash flows from financing activities
Long-term borrowings	--	13.0	(0.2)	--		12.8
Repayments of long-term borrowings	(1.4)	(1.0)	(83.9)	--		(86.3)
Change in short-term borrowings	--	--	15.1	--		15.1
Proceeds from issuance of common
stock under various employee and
shareholder plans	24.3	--	--	--		24.3
Acquisitions of treasury stock	(67.8)	--	--	--		(67.8)
Common dividends	(27.8)	--	--	--		(27.8)
Other, net	--	--	(0.4)	--		(0.4)

Net cash provided by (used in)
financing activities	(72.7)	12.0	(69.4)	--		(130.1)

Effect of exchange rate changes on cash	--	--	0.5	--		0.5
Net Change in Cash and Cash Equivalents	21.7	--	9.6	--		31.3
Cash and Cash Equivalents -
Beginning of Period	8.8	0.9	26.8	--		36.5

Cash and Cash Equivalents -
End of Period	$30.5	$0.9	$36.4	$--		$67.8

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Nine Months Ended September 28, 2003
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments		Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$174.6	$108.7	$81.9	$(190.	6)	$174.6
Adjustments to reconcile net earnings
to net cash provided by (used in)
operating activities:
Depreciation and amortization	1.8	97.3	52.2	--		151.3
Deferred taxes	11.7	23.2	0.8	--		35.7
Equity in results of subsidiaries	(190.6)	--	--	190.6		--
Other, net	5.6	(12.1)	4.8	--		(1.7)
Debt refinancing costs:
Debt prepayment costs	10.3	--	--	--		10.3
Noncash write off of unamortized
deferred financing costs	4.9	--	--	--		4.9
Withholding tax payment related to
European acquisition	--	--	(138.3)	--		(138.3)
Changes in working capital
components, excluding effects of acquisitions	(30.0)	31.9	(200.5)	--		(198.6)

Net cash provided by (used in)
operating activities	(11.7)	249.0	(199.1)	--		38.2

Cash flows from investing activities
Additions to property, plant and equipment	(4.6)	(82.2)	(11.7)	--		(98.5)
Business acquisition	--	(28.0)	--	--		(28.0)
Ball Packaging Europe purchase price
adjustments	--	--	31.1	--		31.1
Investments in and advances to affiliates	107.4	(136.3)	28.9	--		--
Other, net	(9.7)	0.3	2.3	--		(7.1)

Net cash provided by (used in)
investing activities	93.1	(246.2)	50.6	--		(102.5)

Cash flows from financing activities
Repayments of long-term borrowings	(53.0)	--	(44.2)	--		(97.2)
Change in short-term borrowings	--	--	19.1	--		19.1
Debt prepayment costs	(10.3)	--	--	--		(10.3)
Proceeds from issuance of common
stock under various employee and
shareholder plans	25.5	--	--	--		25.5
Acquisitions of treasury stock	(56.4)	--	--	--		(56.4)
Common dividends	(18.4)	--	--	--		(18.4)
Other, net	0.3	--	0.5	--		0.8

Net cash used in financing activities	(112.3)	--	(24.6)	--		(136.9)

Effect of exchange rate changes on cash	--	--	0.4	--		0.4
Net Change in Cash and Cash Equivalents	(30.9)	2.8	(172.7)	--		(200.8)
Cash and Cash Equivalents -
Beginning of Period	47.6	0.3	211.3	--		259.2

Cash and Cash Equivalents - End of Period	$16.7	$3.1	$38.6	$--		$58.4